Exhibit 99.1

Opower Announces Third Quarter 2014 Financial Results

Q3 revenue is $33.8 million, representing 50% top line growth year over year

Behavioral Demand Response pilot delivers 5% energy savings at peak

ARLINGTON, Va.—(BUSINESS WIRE)— Opower (NYSE: OPWR), a leading provider of cloud-based software for the utility industry, today announced its financial results for the third quarter ended September 30, 2014.

“We are succeeding on the strength of our solutions and our consistent execution over the 7-year history of our company,” said Daniel Yates, Chief Executive Officer of Opower. “We attribute our success to the power of our platform and our ability to digitize the customer experience for utilities.”

Revenue of $33.8 million exceeded Opower’s Q3 guidance by $2.2 million. Adjusted EBITDA loss of $(1.1) million was also well ahead of expectations.

During Q3, Opower demonstrated the effectiveness of its Behavioral Demand Response (BDR) solution. Across ten peak events called by three separate customers, Opower BDR delivered an average load reduction of nearly 3 percent with peak load reduction of 5 percent. Opower BDR uses smart meter data, proprietary analytics, behavioral science and high volume messaging to deliver peak reduction for utility customers. “I cannot think of a better way to demonstrate our technology and data lead,” said Yates.

Third Quarter 2014 Financial Highlights

Revenue

•	Revenue was $33.8 million, an increase of 50% from the comparable period in 2013.

Operating Loss

•	GAAP operating loss was $(7.4) million, compared to an operating loss of $(3.6) million for the comparable period in 2013.

•	Non-GAAP operating loss was $(2.9) million, compared to a non-GAAP operating loss of $(2.4) million for the comparable period in 2013.

Net Loss

•	GAAP net loss was $(8.2) million, compared to a net loss of $(3.2) million for the comparable period in 2013. GAAP net loss per share was $(0.17), based on 49.1 million weighted-average common shares outstanding, compared to a GAAP net loss per share of $(0.15) for the comparable period in 2013.

•	Non-GAAP net loss was $(3.7) million, compared to a non-GAAP net loss of $(2.0) million for the comparable period in 2013. Non-GAAP net loss per share was $(0.08), based on 49.1 million non-GAAP weighted-average common shares outstanding, compared to a non-GAAP net loss per share of $(0.05) for the comparable period in 2013.

Adjusted EBITDA

•	Adjusted EBITDA was a loss of $(1.1) million, compared to a loss of $(1.2) million for the comparable period in 2013.

Balance Sheet

•	Cash and cash equivalents as of September 30, 2014 totaled $137.6 million, an increase of $108.7 million from the prior year-end.

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Business Outlook

Opower is issuing guidance for the fourth quarter and full year of 2014 as indicated below:

Fourth Quarter 2014

•	Total revenue is expected to be in the range of $33.2 million to $33.6 million.

•	Adjusted EBITDA is expected to be a loss in the range of $(5.5) million to $(6.0) million.

Full Year 2014

•	Total revenue is expected to be in the range of $126.8 million to $127.2 million, an increase from prior expectations of total revenue between $120.0 and $123.5 million.

•	Adjusted EBITDA is expected to be a loss in the range of $(14.7) million to $(15.2) million.

Conference Call Information

What:	Opower Third Quarter 2014 Financial Results Conference Call
When:	Tuesday, November 11, 2014
Time:	5:00 p.m. ET
Live Call:	(877) 201-0168, domestic (647) 788-4901, international Conference ID #19810499
Webcast:	http://investor.opower.com (live and replay)

The webcast will be archived on Opower’s website for three months.

About Opower

Working with 95+ utility partners and serving 50+ million homes and businesses across the world, Opower is a leading provider of cloud-based software to the utility industry, and is transforming the way utilities relate to their customers. By combining data management, insightful analytics, and behavioral science, Opower’s customer engagement platform positions utilities as trusted energy advisors to the customers they serve. Founded in 2007 and listed on the NYSE as OPWR, Opower is headquartered in Arlington, Virginia, with offices in San Francisco, London, Singapore and Tokyo. Opower’s technology platform analyzes more than 300 billion meter reads to deliver its services, and has created enough energy savings through behavior change to power all the homes in a city of 1 million people for a year. For more information, please visit www.opower.com and follow us on Twitter at @Opower.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted-average common shares outstanding and adjusted EBITDA.

We define non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share as excluding the impact of stock-based compensation. The weighted-average shares outstanding used to calculate non-GAAP net loss per share gives effect to the conversion of the preferred stock as of the beginning of each of the periods presented.

We define adjusted EBITDA as net loss adjusted to exclude our income tax provision, other income (expense), including interest, depreciation and amortization, and stock-based compensation.

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We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Opower’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to analyze key financial metrics used to make operational decisions more thoroughly. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which disclose similar non-GAAP financial measures.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is their exclusion of significant income and expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management on which income and expenses are excluded or included in determining these non- GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non- GAAP financial measures to the comparable GAAP financial measures that is included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our revenue, net income and profitability metrics for the company’s fourth quarter and full year 2014, and statements regarding our market position in our industry. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, unpredictable sales cycles and implementation times; changes to the regulatory landscape could alter our customers’ buying patterns; our ability to respond to evolving technological changes; our ability to retain and attract customers; the risk of technological developments and innovations by others; failure to manage growth and effectively scale the organization; failure to protect and enforce our intellectual property rights; assertions by third parties that we infringe their intellectual property rights; the risk of losing key employees; changes to current accounting rules; and general political or destabilizing events, including war, conflict or acts of terrorism. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our final prospectus for our initial public offering filed on April 4, 2014 and most recent Quarterly Report on Form 10-Q. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward- looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

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OPOWER, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2013	September 30, 2014
Assets
Current assets:
Cash and cash equivalents	$28,819	$137,565
Accounts receivable, net	20,228	21,529
Prepaid expenses and other current assets	1,988	3,854

Total current assets	51,035	162,948

Property and equipment, net	10,813	15,017
Other assets	1,287	206

Total assets	$63,135	$178,171

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,163	$943
Accrued expenses	4,452	5,545
Deferred revenue	50,623	54,931
Accrued compensation and benefits	4,817	6,167
Other current liabilities	1,831	1,350

Total current liabilities	62,886	68,936

Deferred revenue	1,767	558
Notes payable	2,418	—
Other liabilities	2,327	1,351

Total liabilities	69,398	70,845

Stockholders’ equity (deficit):
Convertible preferred stock:
Series A preferred stock	1,466	—
Series B preferred stock	16,355	—
Series C preferred stock	49,872	—

Total convertible preferred stock	67,693	—

Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	9,407	220,636
Accumulated deficit	(83,243)	(113,224)
Accumulated other comprehensive loss	(120)	(86)

Total stockholders’ equity (deficit)	(6,263)	107,326

Total liabilities and stockholders’ equity (deficit)	$63,135	$178,171

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OPOWER, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013 (2)	2014	2013 (2)	2014
Revenue	$22,491	$33,774	$62,743	$93,594
Cost of revenue (1)	7,970	11,212	23,239	31,920

Gross profit	14,521	22,562	39,504	61,674
Operating expenses (1):
Sales and marketing	8,391	14,580	22,615	43,958
Research and development	7,821	11,177	19,666	34,131
General and administrative	1,886	4,241	4,948	13,010

Total operating expenses	18,098	29,998	47,229	91,099

Operating loss	(3,577)	(7,436)	(7,725)	(29,425)

Other income (expense):
Gain (loss) on foreign currency	370	(853)	(30)	(691)
Interest expense	(61)	(14)	(122)	(99)
Other, net	84	144	17	287

Loss before income taxes	(3,184)	(8,159)	(7,860)	(29,928)
Provision for (benefit from) income taxes	(9)	37	24	53

Net loss	$(3,175)	$(8,196)	$(7,884)	$(29,981)

Weighted-average common stock outstanding:
Basic and diluted	21,303	49,091	20,959	39,253

Net loss per share:
Basic and diluted	$(0.15)	$(0.17)	$(0.38)	$(0.76)

(1)	Stock-based compensation was allocated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013 (2)	2014	2013 (2)	2014
Cost of revenue	$67	$305	$133	$918
Sales and marketing	492	2,019	748	6,994
Research and development	328	1,195	677	4,088
General and administrative	291	968	362	3,425

Total stock-based compensation	$1,178	$4,487	$1,920	$15,425

(2)	During the first quarter of 2014, the Company updated its methodology for allocating certain general and administrative costs to more closely align these costs to the functional departments consuming the related services. As a result, certain prior period costs have been reclassified from general and administrative expenses to cost of revenue, sales and marketing expenses, and research and development expenses primarily based on the headcount in each of these functional areas. The reclassifications for the three months ended September 30, 2013 reduced general and administrative expenses by $1.4 million and increased cost of revenue, sales and marketing expenses, and research and development expenses by $0.2 million, $0.6 million and $0.6 million, respectively. The reclassifications for the nine months ended September 30, 2013 reduced general and administrative expenses by $3.5 million and increased cost of revenue, sales and marketing expenses, and research and development expenses by $0.4 million, $1.6 million, and $1.5 million, respectively. These reclassifications had no effect on previously reported operating loss, net loss or cash flows.

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OPOWER, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2013	2014
Operating Activities
Net loss	$(7,884)	$(29,981)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,779	4,841
Stock-based compensation expense	1,920	15,425
Non-cash interest expense	109	51
Asset impairment	—	82
Other	59	263

Changes in operating assets and liabilities:
Accounts receivable	(6,999)	(1,102)
Prepaid expenses and other current assets	(339)	(1,236)
Other assets	(571)	62
Accounts payable	547	(215)
Accrued expenses	1,495	1,256
Accrued compensation and benefits	446	1,363
Deferred revenue	14,779	2,755
Other liabilities	(360)	(319)

Net cash provided by (used in) operating activities	5,981	(6,755)

Investing Activities
Additions to property and equipment	(5,660)	(8,081)

Net cash used in investing activities	(5,660)	(8,081)

Financing Activities
Proceeds from issuance of common stock	2,548	1,777
Proceeds from initial public offering, net of underwriting discounts and commissions	—	123,955
Issuance of notes payable	2,500	—
Payment of offering costs	—	(1,687)
Principal payments on capital lease obligations	(24)	(358)

Net cash provided by financing activities	5,024	123,687

Effect of exchange rate changes on cash and cash equivalents	(11)	(105)

Net increase in cash and cash equivalents	5,334	108,746
Cash and cash equivalents, beginning of period	24,597	28,819

Cash and cash equivalents, end of period	$29,931	$137,565

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OPOWER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2014	2013	2014
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(3,175)	$(8,196)	$(7,884)	$(29,981)
Provision for (benefit from) income taxes	(9)	37	24	53
Other (income) expense, including interest	(393)	723	135	503
Depreciation and amortization	1,158	1,852	2,779	4,841
Stock-based compensation	1,178	4,487	1,920	15,425

Adjusted EBITDA	$(1,241)	$(1,097)	$(3,026)	$(9,159)

Reconciliation of Cost of Revenue to Non-GAAP Cost of Revenue:
Cost of revenue	$7,970	$11,212	$23,239	$31,920
Less: Stock-based compensation	67	305	133	918

Non-GAAP cost of revenue	$7,903	$10,907	$23,106	$31,002

Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	64.6%	66.8%	63.0%	65.9%
Add back: Stock-based compensation	0.3%	0.9%	0.2%	1.0%

Non-GAAP gross margin	64.9%	67.7%	63.2%	66.9%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses:
Operating expenses	$18,098	$29,998	$47,229	$91,099
Less: Stock-based compensation	1,111	4,182	1,787	14,507

Non-GAAP operating expenses	$16,987	$25,816	$45,442	$76,592

Reconciliation of Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(3,577)	$(7,436)	$(7,725)	$(29,425)
Add back: Stock-based compensation	1,178	4,487	1,920	15,425

Non-GAAP operating loss	$(2,399)	$(2,949)	$(5,805)	$(14,000)

Reconciliation of Net Loss to Non-GAAP Net Loss:
Net loss	$(3,175)	$(8,196)	$(7,884)	$(29,981)
Add back: Stock-based compensation	1,178	4,487	1,920	15,425

Non-GAAP net loss	$(1,997)	$(3,709)	$(5,964)	$(14,556)

Shares used in computing Non-GAAP Per Share Amounts:
Weighted-average common stock outstanding, basic and diluted	21,303	49,091	20,959	39,253
Add: Additional weighted-average shares giving effect to the conversion of preferred stock as of the beginning of the period	19,247	—	19,247	6,909

Non-GAAP weighted-average common stock outstanding, basic and diluted	40,550	49,091	40,206	46,162

Non-GAAP net loss per share	$(0.05)	$(0.08)	$(0.15)	$(0.32)

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Contacts

Media Contact

Opower

Carly Llewellyn

pr@opower.com

or

Investor Contact

ICR

Garo Toomajanian, 571-483-5200

investor@opower.com

Source: Opower

View this news release online at: http://www.businesswire.com/news/home/20141108000000/en

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